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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                                   FORM 8-K

                                CURRENT REPORT
                    Pursuant to Section 13 or 15(d) of the
                      Securities and Exchange Act of 1934


       Date of Report (Date of earliest event reported):  April 24, 2000




                                EXELIXIS, INC.
            (Exact name of registrant as specified in its charter)


      Delaware                   0-30235                       04-3257395
(State of jurisdiction)    (Commission File No.)             (IRS Employer
                                                         Identification No.)


                            260 Littlefield Avenue
                     South San Francisco, California 94080
             (Address of principal executive offices and zip code)


      Registrant's telephone number, including area code: (650) 825-2200


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Item 5.         Other Events

On April 23, 2000, Exelixis, Inc., a Delaware corporation (the "Company"), announced that revised net loss per share, basic and diluted, for the years ended December 31, 1997, 1998 and 1999 were $9.97, $7.88 and $4.60, respectively, compared to previously reported amounts of $8.76, $3.83 and $3.47, respectively. Further, revised pro forma net loss per share, basic and diluted, for the year ended December 31, 1999 was $0.70 per share, compared to a previously reported amount of $0.67 per share. See the Company's press release, attached hereto as Exhibit 99.1, and the updated Financial Statements, attached hereto as Exhibit 99.2.

Item 7.         Exhibits

Exhibit 99.1 Press Release, dated April 23, 2000, entitled "Exelixis Announces Adjustment to Weighting of Shares and Resulting Calculations of Net Loss Per Share."

Exhibit 99.2    Financial Statements and Notes to Financial Statements.



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                                  SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         EXELIXIS, INC.


Dated:  April 24, 2000                   By: /s/ Glen Y. Sato
                                             ---------------------------
                                             Glen Y. Sato
                                             Chief Financial Officer and Vice
                                             President, Legal Affairs




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